Exhibit 4(a)(2)

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                        THOMAS INDUSTRIES HOLDINGS, INC.

                             THOMAS INDUSTRIES INC.


                             ----------------------


                                 FIRST AMENDMENT

                            Dated as of July 30, 2002

                                       To

                                 NOTE AGREEMENT

                   Amended and Restated as of November 6, 1998


                             ----------------------


                          $85,000,000 Principal Amount
                               9.36% Senior Notes
                              Due January 31, 2005



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

                        FIRST AMENDMENT TO NOTE AGREEMENT

         This First Amendment dated as of July 30, 2002 to the Note Agreement, amended and restated as of November 6, 1998 (this "Amendment"), is among Thomas Industries Holdings, Inc., a Delaware corporation ("Holdings"), Thomas Industries Inc., a Delaware corporation (the "Company", and together with Holdings collectively referred to as the "Issuers") and the institutions listed on the signature pages hereto (collectively, the "Noteholders").

                                    RECITALS:

         A. The Company, Holdings and the Noteholders have heretofore entered into that certain Note Agreement amended and restated as of November 6, 1998 (the "Note Agreement"). The Company has heretofore issued its $85,000,000 9.36% Senior Notes, due January 31, 2005 (the "Notes") pursuant to the Note Agreement. The Noteholders are the holders more than 2/3 of the principal amount of the Notes presently outstanding.

         B. The Company and Holdings and the Noteholders now desire to amend certain provisions of the Note Agreement as of July 30, 2002 (the "Effective Date") in the respects, but only in the respects, hereinafter set forth.

         C. All requirements of law have been fully complied with and all other acts and things necessary to make this Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

         NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Amendment set forth in Section 5 hereof, the Issuers and the Noteholders, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

     SECTION 1 Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Note Agreement shall have the meaning assigned to such term in the Note Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Note Agreement shall from and after the date hereof refer to the Note Agreement as amended hereby.

     SECTION 2 Amendment of Section 8.3 of the Note Agreement. The introductory paragraph of Section 8.3 of the Note Agreement is amended by inserting after the words "any Lien on its properties or assets, whether now owned or hereafter acquired" and before the comma following immediately thereafter the parenthetical phrase "(unless, concurrently with the incurrence, assumption or creation of such Lien, the Company makes, or causes to be made, effective provision whereby the Notes are equally and ratably secured by a Lien on the same property or assets)".

     SECTION 3 Amendment of Section 8.4 of the Note Agreement. The first sentence of Section 8.4(b) of the Note Agreement is amended in its entirety to read as follows:

                  "The Company will not permit at any time Debt of its Restricted Subsidiaries (other than Debt owed to the Company or another Restricted Subsidiary) and Secured Debt (together "Priority Debt") to be incurred unless either (A) after giving effect thereto, (i) such Priority Debt would be permitted to be outstanding under paragraph (a) of this Section 8.4, and
                  (ii) the aggregate amount of such Priority Debt at any time outstanding would not exceed the sum of $10,000,000 plus 15% of Consolidated Net Tangible Assets or (B) both (i) such Priority Debt consists of guarantees by all or a portion of the Restricted Subsidiaries of Debt of the Company or Holdings (which Debt of the Company or Holdings is permitted under paragraph (a) of this Section 8.4) and (ii) the Restricted Subsidiaries which provide such guarantees provide guarantees of the Notes on an equal and ratable basis."

     SECTION 4 Representations and Warranties of the Issuers. Each Issuer represents and warrants that as of the Effective Date and after giving effect to the transactions contemplated by this Amendment:

     (a) no Event Default has occurred and is continuing;

     (b) no event which, but for the giving of notice or lapse of time or both, would constitute an Event of Default (any such event being referred to as a "Default") has occurred and is continuing;

     (c) since March 31, 2002, there has been no change in the condition, financial or otherwise, of the Issuers as shown on the consolidated balance sheet as of such date except changes in the ordinary course of business, none of which individually or in the aggregate has had, or reasonably could be expected to have, a material adverse effect on the financial condition of the Company and its Subsidiaries taken as a whole; and

     (d) each representation and warranty of such Issuer set forth in the Note Agreement is true and correct as though made on and as of such date.

     SECTION 5 Effectiveness. This Amendment shall become effective as of the Effective Date when the following conditions precedent shall have been satisfied:

     (a) receipt by the Noteholders of certificates dated the Effective Date, signed on behalf of Holdings by an authorized officer of Holdings and on behalf of the Company by an authorized officer of the Company, the truth and accuracy of which shall be a condition precedent to the effectiveness of this Amendment to the effect that (i) the representations and warranties of the Company and Holdings set forth herein are true and correct on and as of the Effective Date and (ii) no Default or Event of Default has occurred and is continuing; and

     (b) receipt by the Noteholders of duly executed counterparts hereof signed by Holdings and the Company.

     SECTION 6 Effect of Amendment. Except as expressly set forth herein, the amendment contained herein shall not constitute a waiver or amendment of any term or condition of the Note Agreement, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects.

     SECTION 7 Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 8 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                       THOMAS INDUSTRIES HOLDINGS, INC.

                                       By:  /s/ Ronald D. Wiseman
                                           -------------------------------------
                                       Name:    Ronald D. Wiseman
                                             -----------------------------------
                                       Title:   Treasurer
                                              ----------------------------------

                                       THOMAS INDUSTRIES INC.

                                       By:  /s/ Phillip J. Stuecker
                                           -------------------------------------
                                       Name:    Phillip J. Stuecker
                                             -----------------------------------
                                       Title:   Vice-President, CFO and
                                                Secretary
                                              ----------------------------------

                    [SIGNATURE PAGES FOR NOTEHOLDERS FOLLOW]

                                 ALLSTATE LIFE INSURANCE COMPANY

                                 By:  /s/ Robert B. Bodett
                                        ----------------------------------------
                                 Name:    Robert B. Bodett
                                        ----------------------------------------
                                 Title:   Authorized Signatory
                                        ----------------------------------------


                                 By:  /s/ Ronald A. Mendel
                                        ----------------------------------------
                                 Name:    Ronald A. Mendel
                                        ----------------------------------------
                                 Title:   Authorized Signatory
                                        ----------------------------------------

                                 Principal amount of notes held:  $4,822,729

                                 MINNESOTA LIFE INSURANCE COMPANY
                                 By:  Advantus Capital Management, Inc.

                                 By:  /s/ Frederick Feuerherm
                                        ----------------------------------------
                                 Name:    Frederick Feuerherm
                                        ----------------------------------------
                                 Title:   Vice President
                                        ----------------------------------------

                                 Principal amount of notes held:  $2,724,709.27
                                                                  $1,035,387.58

                                 THRIVENT FINANCIAL FOR LUTHERANS
                                 formely known as Aid Association for Lutherans)

                                 By:  /s/ Glen Vanic
                                        ----------------------------------------
                                 Name:    Glen Vanic
                                        ----------------------------------------
                                 Title:   Portfolio Manager
                                        ----------------------------------------

                                 Principal amount of notes held:  $2,179,768.48

                                 AMERICAN FAMILY MUTUAL INSURANCE CO.
                                 formely known as Aid Association for Lutherans)

                                 By:  /s/ Phillip Hannifan
                                        ----------------------------------------
                                 Name:    Phillip Hannifan
                                        ----------------------------------------
                                 Title:   Investment Director
                                        ----------------------------------------

                                 Principal amount of notes held:  $1,362,352.96

                                 NATIONAL LIFE INSURANCE COMPANY

                                 By:  /s/ R. Scott Higgins
                                        ----------------------------------------
                                 Name:    R. Scott Higgins
                                        ----------------------------------------
                                 Title:   Vice President
                                        ----------------------------------------

                                 Principal amount of notes held:  $1,925,000

                                 THE FRANKLIN LIFE INSURANCE COMPANY,

                                 THE AMERICAN FRANKLIN LIFE INSURANCE COMPANY and

                                 AMERICAN GENERAL LIFE INSURANCE COMPANY OF NEW YORK

                                 By:  AIG Global Investment Corp., investment
                                      adviser

                                 By:  /s/ Douglas H. Allen
                                        ----------------------------------------
                                          Doughlas H. Allen
                                          Vice President

                                 The Franklin Life Insurance Company
                                 Principal amount of note held:  $1,416,847.09

                                 The American Franklin Life Insurance Company
                                 Principal amount of note held:  $81,741.27

                                 American General Life Insurance Company of New York
                                 Principal amount of note held:  $136,234.71

                                 AMERICAN UNITED LIFE INSURANCE COMPANY

                                 By:  /s/ Christoper D. Pahlke
                                        ----------------------------------------
                                 Name:    Christoper D. Pahlke
                                        ----------------------------------------
                                 Title:   Vice President
                                        ----------------------------------------

                                 Principal amount of notes held:  $1,360,000.00

                                 MODERN WOODMEN OF AMERICA

                                 By:  /s/ Michael E. Dau
                                        ----------------------------------------
                                 Name:    Michael E. Dau
                                        ----------------------------------------
                                 Title:   Manager, Securities Division
                                        ----------------------------------------

                                 Principal amount of notes held:  $544,941.90

                                 WOODMEN ACCIDENT AND LIFE COMPANY

                                 By:  /s/ Joseph J. Mick
                                        ----------------------------------------
                                 Name:    Joseph J. Mick
                                        ----------------------------------------
                                 Title:   Senior Securities Analayst and
                                          Assistant Treasurer
                                        ----------------------------------------

                                 Principal amount of notes held:  $817,408.00

                                 JEFFERSON PILOT FINANCIAL INSURANCE COMPANY

                                 By:  /s/ Robert E. Whalen, II
                                        ----------------------------------------
                                 Name:    Robert E. Whalen, II
                                        ----------------------------------------
                                 Title:   Vice President
                                        ----------------------------------------

                                 Principal amount of notes held:  $681,176.30

                                 PAN-AMERICAN LIFE INSURANCE CO.

                                 By:  /s/ Luis I. Ingles, Jr.
                                        ----------------------------------------
                                 Name:    Luis I. Ingles, Jr.
                                        ----------------------------------------
                                 Title:   Senior Vice President - Investments
                                        ----------------------------------------

                                 Principal amount of notes held:  $544,941.32
                                                               (current balance)